EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                                 TRIBUNE COMPANY

                             A Delaware Corporation

                  As Amended and In Effect on December 10, 1996


                                    ARTICLE I0.

                           Registered Office and Agent

Section 1.1 Registered Office and Agent. The registered office of the Company in the State of Delaware shall be the office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.


                                   ARTICLE II

                            Meetings of Stockholders

Section 2.1 Place of Meeting. Meetings of stockholders shall be held at such locations as are designated by the Board of Directors or the officers calling such meetings.

Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held on such date (not a legal holiday) and at such time as is designated by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders may be called by the Chief Executive Officer of the Company or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.4 Notice of Meetings. Unless otherwise required by statute, written notice stating the place, date and hour of each meeting of stockholders and the purpose or purposes of each such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. In the case of a meeting to vote on a merger or consolidation such notice shall be given not less than twenty nor more than sixty days before the date of the meeting. If given by mail, such notice shall be deemed to be given when deposited in the United States mail,



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postage prepaid, directed to the stockholder at his address as it appears on the records of the Company.

Section 2.5 Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed to stockholders or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Chief Executive Officer or the Board of Directors.

Section 2.6 List of Stockholders. The officer or agent having charge of the stock ledger of the Company shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours,

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for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.7 Inspectors. In advance of any meeting of stockholders the Company, by its Board of Directors or by its Chairman or President, shall appoint one or more inspectors of voting who shall receive and count the ballots and make a written report of the results of the balloting, and who shall perform such other duties in connection therewith as is provided by law. The Company may also designate one or more persons as alternate inspectors to replace any inspector who is unable or fails to act.

Section 2.8 Quorum. The holders of record of shares of capital stock of the Company having a majority of the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at all meetings of stockholders. Where a separate vote by class or classes is to be held, the holders of stock having a majority of the votes entitled to be cast by such class or classes, represented in person or by proxy, shall constitute a quorum at the meeting. Regardless of whether a quorum is present or represented, the chairman of the meeting, or stockholders represented in person or by proxy at the meeting voting a majority of the votes cast by such stockholders on the matter, shall have the power to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty days, or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder; provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting.

Section 2.9 Voting of Shares; Proxies. The voting rights of holders of common stock and preferred stock of the Company shall be as set forth in the Restated Certificate of Incorporation, as from time to time in effect, and in resolutions of the Board of Directors providing for series of the preferred stock. A stockholder may vote either in person, by proxy executed in writing by the stockholder or an authorized officer, director, employee or agent of the stock-holder, or by electronic transmission as provided by law. No proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy provides for a longer period. Action on any question or in any election may be by a voice vote unless the presiding officer shall order that voting be by ballot. The presiding officer at the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

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Section 2.10 Required Vote. At any duly constituted meeting of stockholders, the affirmative vote of holders of a majority of the voting power of all shares represented at the meeting in person or by proxy and entitled to vote on the matter shall be necessary for the adoption or approval of any matter properly brought before the meeting, unless the proposed action is for the election of directors or is one upon which, by express provision of statute or of the Restated Certificate of Incorporation, a different affirmative vote is specified or required, in which case such express provision shall govern and control the decision of such question. In elections for directors, the nominees receiving the highest number of votes cast for the number of director positions to be filled shall be elected. Where a separate vote by class or classes is to be held, unless otherwise provided by statute or the Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all shares of such class or classes represented at the meeting in person or by proxy shall be the act of such class or classes.

Section 2.11 Action Without a Meeting. Action by the stockholders may be taken without a meeting as provided in the Restated Certificate of Incorporation.


                                   ARTICLE III

                                    Directors

Section 3.1 Number, Tenure and Qualifications. The business and affairs of the Company shall be managed by a Board of no less than ten (10) nor more than fifteen (15) directors, as fixed from time to time by resolution of the Board of Directors. Individuals shall be eligible to serve as a director of the Company until the annual meeting next occurring after such person's 72nd birthday. Officers of the Company shall not be eligible for service as a director following their retirement or resignation as an officer of the Company. The Board shall be classified with respect to the time during which they hold office into three classes, as nearly equal in number as possible based on the then current membership of the Board, as determined by the Board of Directors, all as provided in the Restated Certificate of Incorporation. One class of directors shall be elected at each annual meeting of the stockholders to hold office for the term of three years or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Section 3.2 Nominating Procedures.

Section 3.2.1 Eligibility to Make Nominations. Nominations of candidates for election as directors at any meeting of stockholders called for that purpose may be made by the Board of Directors or by any stockholder entitled to vote at such meeting, in accordance with the following provisions.

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Section 3.2.2 Procedure for Nominations by the Board of Directors. Nominations
made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of the directors in lieu of a meeting, not less than 30 days prior to the date of the meeting of stockholders at which directors are to be elected. At the request of the Secretary of the Company, each proposed nominee shall provide the Company with such information concerning himself or herself as is necessary for purposes of the Company's proxy statement relating to the meeting.

Section 3.2.3 Procedure for Nominations by Stockholders. Not less than 90 days (except as provided below) prior to the date of a meeting of stockholders at which directors are to be elected, any stockholder who intends to make a nomination at such meeting shall deliver a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall be accompanied by a signed consent of each proposed nominee to serve as a director of the Company if elected. In the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice of stockholder nominees to be timely under this Section must be delivered not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure thereof is made, whichever occurs first.

Section 3.2.4 Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with the preceding Sections and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. At the request of the Secretary of the Company, each substitute nominee shall provide the Company with such information concerning himself or herself as would be necessary for purposes of a proxy statement relating to the meeting.

Section 3.2.5 Determination of Compliance with Procedures. If the chairman of the meeting of stockholders determines that a nomination for director was not made in accordance with the foregoing procedures, such nomination shall be void.

Section 3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same address as, the annual meeting of stockholders. The Board of Directors may fix the time and place for the holding of additional regular meetings. No notice or call shall be required.

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Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or any two directors, by notice to the Secretary of the Company. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them, provided that any meeting called at the request of directors shall be held at Tribune Tower, Chicago, Illinois. Notice of any special meeting shall be given to all directors at least twenty-four hours in advance thereof (except as set forth below), either (a) personally or by telephone or (b) by mail or telegram addressed to the director at his/her address as it appears on the records of the Company. Such notice shall include the time and place at which the meeting is to be held. If mailed, such notice must be given at least five days prior to the meeting and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is to be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 3.5 Quorum and Action. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting, but if less than a quorum is present a majority of the directors present may adjourn the meeting from time to time without further notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Restated Certificate of Incorporation or these By-Laws.

Section 3.6 Vacancies. Any vacancy occurring in the Board of Directors and any newly created directorship resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office for the unexpired portion of their designated terms of office and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.7 Compensation of Directors. The Board of Directors, by the affirmative vote of the majority of the directors then in office, and irrespective of any personal interest of any of the directors, shall have authority to fix the compensation of directors for services to the Company as Board members, committee members or otherwise.

Section 3.8 Removal of Directors. Any one or more directors may be removed from office only for cause, and only by the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company, voting together as a single class.

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Section 3.9  Committees.

Section 3.9.1 Executive Committee. The Board of Directors, by resolution of a majority of the whole Board, shall appoint an Executive Committee to consist of not less than five members of the Board, one of whom shall be the person designated as Chief Executive Officer of the Company. The Executive Committee shall have the right to exercise the full power and authority of the Board of Directors of the Company to the fullest extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware; provided, that, in addition to the restrictions provided in said Section 141(c), such Executive Committee shall not have the authority of the Board of Directors in reference to: (a) electing or removing officers of the Company or members of the Executive Committee; (b) fixing the compensation of any officer or director; (c) amending, altering or repealing these By-Laws or any resolution of the Board of Directors;
(d) submission to the stockholders of any matter whatsoever; (e) action with respect to dividends; or (f) any action which either the Chief Executive Officer or two other members of the Executive Committee shall designate, by written instrument filed with the Secretary of the Company, as a matter to be considered by the full Board. All action taken by the Executive Committee between Board meetings on matters of a nature ordinarily requiring Board action shall be promptly reported to the Board of Directors.

Section 3.9.2 Audit Committee. The Board of Directors, by resolution of a majority of the whole Board, shall appoint an Audit Committee to consist of not less than three directors, none of whom shall be an officer or employee of the Company or of any subsidiary or affiliated corporation. The Audit Committee (a) shall recommend to the Board of Directors the appointment of independent public accountants for each year to audit the books, records and accounts of the Company and to perform such other duties as the board of Directors or Audit Committee may from time to time prescribe, (b) shall review the financial statements submitted by the independent public accountants and shall report to the Board of Directors the results of such review, (c) shall review all recommendations made by the independent public accountants to the Board of Directors with respect to the accounting methods used, the organization and operations of the Company and the system of internal control followed by the Company and shall advise the Board of Directors with respect thereto and (d) shall have authority to examine, and to make recommendations to the Board of Directors with respect to, the audit conducted by the Company's independent public accountants. The scope and frequency of the Audit Committee's review and examination shall be determined by the Committee, which shall have all the powers of the Board of Directors in carrying out its duties.

Section 3.9.3 Finance Committee. The Board of Directors, by resolution of a majority of the whole Board, shall appoint a Finance Committee to consist of not less than three directors. The functions of the Finance Committee shall be (a) to supervise generally the financial affairs of the Company, (b) to review with management the capital needs

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of the Company and its subsidiaries, (c) to provide consultation on major borrowings and proposed issuances of debt and equity securities and (d) to report to the Board of Directors from time to time with respect to the foregoing. The Finance Committee shall make recommendations to the Board concerning the Company's financial strategies, policies and structure, and shall undertake such additional functions and activities related to the foregoing as may be requested from time to time by the Board of Directors.

Section 3.9.4 Governance and Compensation Committee. The Board of Directors, by resolution of a majority of the whole Board, shall appoint a Governance and Compensation Committee to consist of not less than three directors, none of whom shall be an officer or employee of the Company or of any subsidiary or affiliated corporation. The functions of the Governance and Compensation Committee shall be (a) to identify and make recommendations to the Board of Directors regarding candidates for election to the Board, (b) to review and make recommendations to the Board of Directors regarding the renomination of incumbent directors, (c) to perform other related tasks, such as studying the size, committee structure or meeting frequency of the Board, making studies or recommendations regarding management succession, or tasks of similar character as may be requested from time to time by the Board of Directors or the Chief Executive Officer, (d) to establish the compensation of the Chief Executive Officer of the Company, (e) to consult with the Chief Executive Officer with respect to the compensation of officers and executive employees of the Company and its subsidiaries, (f) to fix and determine awards to employees of stock or stock options pursuant to any of the Company's employee stock option or stock related plans now or from time to time hereafter in effect and to exercise such other power and authority as may be permitted or required under such plans and
(g) to undertake such additional similar functions and activities as may be required by other compensation plans maintained by the Company or as may be requested from time to time by the Board of Directors.

The Board of Directors, by resolution of a majority of the whole Board, shall designate one member of the Governance and Compensation Committee to act as chairman of the Committee. The Committee member so designated shall (a) chair all meetings of the Committee, (b) chair meetings involving only non-employee directors, (c) coordinate an annual performance evaluation of the Company, (d) coordinate the evaluation of the performance of the Chief Executive Officer, and
(e) perform such other activities as from time-to-time are requested by the other directors or as circumstances indicate.

Section 3.9.5 Other Committees. In addition to the Committees provided for in Sections 3.9.1 through 3.9.4 above, the Board of Directors may, by resolution passed by a majority of the whole Board, designate and appoint one or more other Board committees, each such committee to consist of two or more directors of the Company. Any such Board committee, to the extent provided in the resolution creating it and authorized by statute, shall have and may exercise the powers of the Board of Directors in the

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management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all paper which may require it. The Board of Directors may also appoint other committees for the administration of the affairs of the Company, whose members may or may not be directors. Every committee appointed by the Board of Directors may, unless the Board provides otherwise, fix its own rules of procedure and hold its meetings in accordance with such rules. The Board may designate one or more persons as alternate members of any Board or other committee, as applicable, who may replace any absent or disqualified member at any meeting of such committee.

Section 3.10 Action By Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.11 Meetings By Telephone. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    Officers

Section 4.1 Officers of the Company. The officers of the Company shall consist of a Chairman and/or a President, a Secretary and a Treasurer, elected or appointed by the Board of Directors. The Board may also elect or appoint as officers of the Company a Controller, a General Counsel and one or more Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Deputy General Counsels, Assistant Controllers, Assistant Secretaries,
Assistant Treasurers or Assistant Vice Presidents, and such other officers, as the Board may from time to time determine. If the Board of Directors shall at any time elect or appoint both a Chairman and a President, the Board shall specify which individual is to serve as the Chief Executive Officer of the Company. Any two or more offices may be held by the same person except that neither the Chairman nor the President may also hold the office of Secretary. All officers of the Company shall have such authority and perform such duties in the management of the property and affairs of the Company as are provided in these By-Laws or as may be determined by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

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Section 4.2 Election and Term of Office. The officers of the Company shall be elected annually by the Board of Directors at the first regular meeting of the Board of Directors held after the annual meeting of stockholders. Each officer shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

Section 4.3 Removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create any contract rights.

Section 4.4 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.5 Delegation of Duties of Officers. In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may temporarily delegate the power or duties of an officer to any other officer or to any other person.

Section 4.6 The Chairman; Chief Executive Officer. If the Board of Directors shall elect a Chairman, that person when present shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall also have the power to vote shares of stock registered in the name of the Company and shall exercise such other powers and duties as from time to time may be provided in these By-Laws or as may be prescribed by the Board of Directors. If the Chairman shall be designated as Chief Executive Officer of the Company, he or she shall have the general management and direction, subject to the authority of the Board of Directors, of the Company's business and affairs and its officers and employees, with the power to appoint and to remove and discharge any and all employees of the Company not elected or appointed directly by the Board. The Chief Executive Officer shall, upon consultation with the Governance and Compensation Committee of the Board, fix the salaries and bonuses (if any) of all officers and executive employees of the Company and its subsidiaries other than himself.

Section 4.7 The President. If the Board of Directors shall elect a President, that person when present and in the absence of a Chairman shall preside at all meetings of the stockholders and of the Board of Directors. If there is no Chairman, or if the Board of Directors shall designate the President as the Chief Executive Officer of the Company, the President shall have all of the powers of the Chief Executive Officer enumerated in the preceding Section. The President shall also have the power to vote shares of stock registered in the name of the Company, and shall exercise such other powers and duties

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as from time to time may be provided in these By-Laws or as may be prescribed by the Board of Directors.

Section 4.8 Vice Chairman, Executive Vice President, Senior Vice President, Vice President. Each Vice Chairman, Executive Vice President, Senior Vice President or Vice President of the Company shall perform such duties as may from time to time be assigned by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer or the Board of Directors may add words signifying the function or position to the title of any Vice Chairman, Executive Vice President, Senior Vice President or Vice President appointed by the Board. The persons holding the foregoing positions shall each have the power to vote shares of stock registered in the name of the Company where such ownership interest constitutes less than 20% of the total voting interest of the corporation issuing the stock.

Section 4.9 The Secretary. The Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when requested; shall have custody and care of the corporate seal, records, minutes and stock books of the Company; shall keep a suitable record of the addresses of stockholders and of directors, and shall, except as may be otherwise required by statute or these By-Laws, issue all notices required for meetings of stockholders and of the Board of Directors and committees thereof. The Secretary shall have authority to cause the seal of the Company to be affixed to all papers requiring the seal, to attest the same, and to attest any instruments signed by an officer of the Company. The Secretary shall perform such other duties as from time to time may be assigned by the Chairman, the President or the Board of Directors.

Section 4.10 The Treasurer. The Treasurer shall have charge of the safekeeping of the Company's funds, and shall perform such other duties as may from time to time be assigned by the Chief Executive Officer or the Board of Directors. The Treasurer may be required to give bond to the Company, at the Company's expense, for the faithful discharge of his or her duties in such form and in such amount and with such sureties as shall be determined by the Board of Directors.

Section 4.11 The Controller. The Controller shall have charge of the general accounting department of the Company, and shall see that correct accounts of the Company's business are properly kept. He or she shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors. The Controller may be required to give bond to the Company, at the Company's expense, for the faithful discharge of his or her duties in such form and in such amount and with such sureties as shall be determined by the Board of Directors.

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Section 4.12 General Counsel. The General Counsel shall be the chief legal officer of the Company and shall be responsible for the management of the legal affairs of the Company. The General Counsel shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

Section 4.13 Deputy General Counsel, Assistant Controller, Assistant Secretary, Assistant Treasurer and Assistant Vice President. The Deputy General Counsel shall assist the General Counsel in such manner and perform such duties as may be designated from time to time by the General Counsel. Each Assistant Vice President shall have such duties as may from time to time be assigned by the Vice President or Vice Presidents to whom he or she reports. Each Assistant Controller, Assistant Secretary and Assistant Treasurer shall assist the Controller, the Secretary or the Treasurer, as the case may be, in the performance of the respective duties of such principal officers. Each Assistant Secretary shall have the authority to affix the corporate seal to any instrument requiring it, to attest the same, and to attest any instrument signed by an officer of the Company. The powers and duties of the Controller, the Secretary, the Treasurer and the General Counsel, respectively, shall in case of the absence, disability, death, resignation, or removal from office of such principal officer, and except as otherwise ordered by the Board of Directors, temporarily devolve upon the first appointed deputy or assistant who is able to serve. Deputy or assistant officers shall perform such other duties as may be assigned to them from time to time. The Chief Executive Officer or the Board of Directors may add words signifying function or position to the title of any deputy or assistant officer.

                                    ARTICLE V

                                  Capital Stock

Section 5.1 Certificates for Shares. Subject to the provisions of Section 5.2, every holder of fully paid stock in the Company shall be entitled to have a certificate or certificates signed in the name of the Company by the Chairman, the President or any Vice President and by the Secretary or an Assistant Secretary of the Company, representing and certifying the number of shares of the Company's capital stock owned by such holder. Any or all of the signatures on each certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2 Certificates for Fractional Shares. The Board of Directors may provide that, with respect to classes or series of stock as to which the issuance and ownership of fractional shares are permitted in accordance with the Restated Certificate of Incorpora-tion, the ownership of fractional interests shall be evidenced by scrip certificates in lieu of the certificates referred to in Section 5.1 of these By-Laws. Any or all of the signatures on each scrip certificate may be facsimile. The Board of Directors may specify from time to time, with respect to any series or class of stock, particular fractions in which ownership will be permitted and recognized and as to which certificates will be issued.

Section 5.3 Registration and Transfer of Shares. The Company will maintain or cause to be maintained a register for the registration of shares of its capital stock. Transfers of shares and exchanges of stock certificates shall be recorded on the books of the Company only at the request of the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and only upon the surrender for cancellation of the certificate or certificates for such shares.

Section 5.4 Only Holder of Record Entitled to Recognition. The Company shall be entitled to treat the holder of record of any share or shares as the owner thereof for all purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.5 Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days (or, in the case of a meeting to vote on a merger or consolidation, not more than sixty nor less than twenty days) before the date of such meeting, nor more than sixty days prior to any other action. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as provided by law. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.6 Lost Certificates. If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate issued to him or her upon producing evidence satisfactory to the Company of such loss, destruction, or theft, and also upon furnishing to the Company a bond of indemnity deemed sufficient by the Secretary to protect the Company and any registrar or transfer agent against claims under the certificate alleged to be lost, destroyed or stolen; provided, however, that upon good cause shown the Board of Directors may waive the furnishing of such bond of indemnity.

                                   ARTICLE VI

                                  Miscellaneous

Section 6.1 Execution of Instruments. Contracts and other written documents of the Company shall be executed as the Board of Directors may from time to time direct. In the absence of specific directions by the Board, the officers of the Company shall duly execute all necessary contracts and other written instruments properly coming within the scope of their respective powers and duties. When the execution of any contract or other written instrument of the Company has been authorized by the Board of Directors without specification of the executing officers, the Chairman, the President, any Vice Chairman or any Vice President may execute the same in the name and on behalf of the Company and the Secretary or any Assistant Secretary may attest the same and affix the corporate seal thereto.

Section 6.2 Loans. No loans (except loans for current expenses) shall be incurred on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors or a duly authorized committee thereof. Such authority may be general or confined to specific instances. No loans shall be made by the Company to any director or officer except upon the affirmative vote of a majority of the disinterested directors.

Section 6.3 Bank Deposits and Check Authorization. The funds of the Company shall be deposited to its credit in such banks, trust companies or other financial institutions as may be determined from time to time by the Chairman or President and the Secretary of the Company, evidenced by joint written action. By such joint written action, filed with the minutes of the Board of Directors, the Chairman or President together with the Secretary may authorize
(a) the opening of one or more deposit accounts at any such institution and (b) the designation of, or a change in the designation of, the officers or employees upon whose signature checks may be written or funds withdrawn on any Company account at any such institution, provided that the signature of one person other than the Chairman, President and Secretary shall be required therefor. By the adoption of this Section 6.3 of these By-Laws the Board of Directors adopts the form of any resolution or resolutions requested by or acceptable to any financial institution in connection with the foregoing actions, provided that the Secretary of the Company (x) believes that the adoption of such resolution or resolutions is necessary or advisable and (y) files such resolution or resolutions with the minutes of the Board of Directors.

Section 6.4 Fiscal year. The fiscal year of the Company shall begin on the first Monday after the last Sunday in December of each year and end on the last Sunday in the following December.

Section 6.5 Seal. The corporate seal shall be in the form of a circle and shall have inscribed thereon the name of the Company and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced. The Board of Directors may give general authority to any officer to affix the seal of the Company and to attest the fixing by his or her signature.

Section 6.6 Waiver of Notice. Whenever any notice whatever is required to be given by statute, by the Restated Certificate of Incorporation of the Company, by these By-Laws or otherwise, in connection with any meeting of stockholders, directors or members of a committee of directors, a written waiver thereof, signed by the person entitled to such notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to such required notice. In addition, attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                   ARTICLE VII

                              Amendments of By-Laws

Section 7.1 These By-Laws may be altered, amended or repealed and new by-laws may be made (a) by the stockholders as provided in the Restated Certificate of Incorporation or (b) by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting thereof.


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